Exhibit 5.1

Opinion of Alston & Bird LLP

Alston&Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

404-881-7000

Fax: 404-881-7777 Telex: 54-2996

February 21, 2003

MAPICS, Inc.

1000 Windward Concourse Parkway

Alpharetta, Georgia 30005

Re:

Form S-8 Registration Statement —

Frontstep Amended and Restated Non-Qualified Stock Option Plan for Key Employees, Frontstep Second Amended and Restated 1999 Non-Qualified Stock Option Plan for Key Employees, and Symix Non-Qualified Stock Option Plan for Key Executives

Ladies and Gentlemen:

We have acted as counsel for MAPICS, Inc., a Georgia corporation (the “Corporation”), in connection with the referenced Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Corporation with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and covering 238,974 shares of the Corporation’s common stock, $0.01 par value (“Common Stock”), that may be issued pursuant to the Frontstep Amended and Restated Non-Qualified Stock Option Plan for Key Employees (the “Key Employee Plan”), 182,945 shares of the Corporation’s Common Stock that may be issued pursuant to the Frontstep Second Amended and Restated 1999 Non-Qualified Stock Option Plan for Key Employees (the “1999 Key Employee Plan”), and 120,339 shares of the Corporation’s Common Stock that may be issued pursuant to the Symix Non-Qualified Stock Option Plan for Key Executives (the “Key Executive Plan,” and, collectively with the Key Employee Plan and the 1999 Key Employee Plan, the “Plans”). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

We have examined the Plans, the Articles of Incorporation of the Corporation, as amended, the Bylaws of the Corporation, as amended, records of proceedings of the Board of Directors of the Corporation deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Corporation and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

MAPICS, Inc.

February 21, 2003

This opinion letter is provided to the Corporation and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

Our opinion set forth below is limited to the laws of the State of Georgia, and we do not express any opinion herein concerning any other laws.

Based on the foregoing, it is our opinion that the 542,258 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Plans, when issued in accordance with the terms and conditions of the Plans, will be legally and validly issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

ALSTON & BIRD LLP By: /S/ LAURA G. THATCHER Laura G. Thatcher, Partner